UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ENDEAVOUR INTERNATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

TALISMAN GROUP INVESTMENTS, L.L.C.

TALISMAN REALTY CAPITAL MASTER, L.P.

THE TALISMAN GROUP L.L.C.

TALISMAN GROUP PARTNERS, L.L.C.

TALISMAN FAMILY, L.L.C

JASON TAUBMAN KALISMAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On May 21, 2014, Talisman Group Investments, L.L.C. issued the following press release:

TALISMAN GROUP WITHDRAWS NOMINEE FROM ENDEAVOUR ELECTION

Palm Beach, Florida – May 21, 2014 – The Talisman Group, LLC, a private investment firm, today announced that it has withdrawn its nomination of Jason T. Kalisman for election to the Board of Directors of Endeavour International Corporation (NYSE: END) at the Company’s May 22, 2014, Annual Meeting of Shareholders.

Talisman is pleased to support the election of William D. Lancaster, a management nominee previously proposed by Talisman, and urges Endeavour’s shareholders to continue to demand critical improvements to the Company’s governance, compensation policies, strategy and operational execution to realize the potential value of Endeavour’s assets. Talisman thanks the Endeavour shareholders for their support during the election process.

Media Contacts:

Sard Verbinnen & Co

Dan Gagnier/Nathaniel Garnick

(212) 687-8080